UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_________________

Date of Report (Date of earliest event reported):  August 5, 2011

InspireMD, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-162168	26-2123838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Menorat Hamaor St. Tel Aviv, Israel	67448
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 972-3-691-7691

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 5, 2011, the Board of Directors of the Company (the “Board”) appointed Paul S. Stuka as a Class I member of the Board, effective as of August 8, 2011, with a term expiring at the Company’s 2012 annual meeting of stockholders.  In connection with his appointment, Mr. Stuka was granted an option to purchase 100,000 shares of the Company’s common stock (“Common Stock”) at an exercise price of $1.95 per share, the closing price of the Common Stock on the date of grant (the “Stuka Option”), subject to the terms and conditions of the 2011 U.S. Equity Incentive Plan, a sub-plan of the Company’s 2011 Umbrella Option Plan.  The Stuka Option vests and becomes exercisable in three equal annual installments beginning on the one-year anniversary of the date of grant, provided that in the event that Mr. Stuka is either (i) not reelected as a director at the Company’s 2012 annual meeting of stockholders, or (ii) not nominated for reelection as a director at the Company’s 2012 annual meeting of stockholders, the option vests and becomes exercisable on the date of Mr. Stuka’s failure to be reelected or nominated.  The Stuka Option has a term of 10 years from the date of grant.  The foregoing description of the Stuka Option is qualified in its entirety by reference to the full text of  the form of the nonqualified stock option agreement granting the Stuka Option, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

On August 5, 2011, the Board also appointed Eyal Weinstein as a Class II member of the Board, effective as of August 8, 2011, with a term expiring at the Company’s 2013 annual meeting of stockholders.  In connection with his appointment, Mr. Weinstein was granted an option to purchase 25,000 shares of Common Stock at an exercise price of $1.95 per share, the closing price of the Common Stock on the date of grant (the “Weinstein Option”), subject to the terms and conditions of the 2006 Employee Stock Option Plan, a sub-plan of the Company’s 2011 Umbrella Option Plan.  The Weinstein Option vests and becomes exercisable in three equal annual installments beginning on the one-year anniversary of the date of grant, provided that in the event that Mr. Weinstein is required to resign from the Board due to medical reasons, the option vests and becomes exercisable on the date of Mr. Weinstein’s resignation for medical reasons.  The Weinstein Option has a term of 10 years from the date of grant.  The foregoing description of the Weinstein Option is qualified in its entirety by reference to the full text of the form of the nonqualified stock option agreement granting the Weinstein Option, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K.

On August 8, 2011, the Company also entered into Indemnity Agreements with each of Mr. Stuka and Mr. Weinstein.  Pursuant to the Indemnity Agreements, the Company agreed to fully indemnify each director in connection with any proceedings or actions, subject to certain limitations, resulting from his service as a director.  The foregoing description of the Indemnity Agreements is qualified in its entirety by reference to the full text of the form of Indemnity Agreement, a copy of which is attached as Exhibit 10.3 to this Current Report on Form 8-K.

Item 7.01  Regulation FD Disclosure

On August 11, 2011, the Company issued a press release announcing the appointment of Mr. Stuka and Mr. Weinstein to the Board.  A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

Number	Description of Exhibit
10.1	$1.95 Nonqualified Stock Option Agreement, dated as of August 5, 2011, by and between InspireMD, Inc. and Paul Stuka.
10.2	$1.95 Nonqualified Stock Option Agreement, dated as of August 5, 2011, by and between InspireMD, Inc. and Eyal Weinstein.
10.3	Form of Indemnity Agreement between InspireMD, Inc. and each of the directors and executive officers thereof.
99.1	Press Release of InspireMD, Inc., dated August 11, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSPIREMD, INC.

Date: August 11, 2011	By:
	Name:	Craig Shore
	Title:	Chief Financial Officer

EXHIBIT INDEX

Number	Description of Exhibit
10.1	$1.95 Nonqualified Stock Option Agreement, dated as of August 5, 2011, by and between InspireMD, Inc. and Paul Stuka.
10.2	$1.95 Nonqualified Stock Option Agreement, dated as of August 5, 2011, by and between InspireMD, Inc. and Eyal Weinstein.
10.3	Form of Indemnity Agreement between InspireMD, Inc. and each of the directors and executive officers thereof.
99.1	Press Release of InspireMD, Inc., dated August 11, 2011.